As filed with the Securities and Exchange Commission on August 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEVRON CORPORATION	CHEVRON U.S.A. INC.

(Exact name of registrant as specified in its charter)

Delaware	Pennsylvania

(State or other jurisdiction of incorporation or organization)

94-0890210	25-0527925

(I.R.S. Employer Identification No.)

CHEVRON CORPORATION 6001 Bollinger Canyon Road San Ramon, CA 94583 (925) 842-1000	CHEVRON U.S.A. INC. 6001 Bollinger Canyon Road San Ramon, CA 94583 (925) 842-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary A. Francis, Esq.

Corporate Secretary and Chief Governance Officer

Chevron Corporation

6001 Bollinger Canyon Road, San Ramon, CA 94583

(925) 842-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Lillevand, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, California 94111	Craig B. Brod, Esq. Helena K. Grannis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Chevron Corporation	Chevron U.S.A. Inc.
DEBT SECURITIES GUARANTEES	DEBT SECURITIES

Chevron Corporation and Chevron U.S.A. Inc. (“CUSA”) may offer debt securities from time to time. Market conditions at the time of sale will determine the terms of any securities offered. Debt securities sold by CUSA will be fully and unconditionally guaranteed on an unsecured basis by Chevron Corporation.

Chevron Corporation and CUSA may issue debt securities in one or more series with the same or various maturities, at par, at a premium or with an original issue discount. The debt securities may be offered through underwriters or agents, or directly to investors or dealers. At the applicable issuer’s option and as described in the relevant prospectus supplement, the debt securities may be denominated in U.S. dollars or in any other currency.

This prospectus describes generally the terms of the debt securities and the guarantees. A supplement or supplements to this prospectus will describe the specific terms of each issuance of debt securities and the guarantees. If any offering involves underwriters, dealers or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

Investing in the debt securities of Chevron Corporation and CUSA involves risks. See the section entitled “Risk Factors” in any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2023

EXPLANATORY NOTE

We are filing this registration statement solely to replace our prior Registration Statement on Form S-3 (File No. 333-242506) that is expiring pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring prior Registration Statement.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that Chevron Corporation and CUSA have filed with the United States Securities and Exchange Commission (the “Commission” or the “SEC”). By using a shelf registration statement, Chevron Corporation may issue debt securities and guarantees or CUSA may issue debt securities in one or more offerings. This prospectus only provides a general description of the debt securities and guarantees that may be offered. Each time Chevron Corporation or CUSA sells debt securities and, in the case of Chevron Corporation, guarantees under the shelf registration, a supplement to this prospectus containing specific information about the terms of the debt securities and guarantees will be provided. Any prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any debt securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information Incorporated by Reference.”

Except as otherwise indicated or the context otherwise requires, references to “Chevron” refer to Chevron Corporation and its consolidated subsidiaries, including CUSA. Each of Chevron Corporation and CUSA, exclusive of their respective subsidiaries, is referred to as a “registrant,” and together as the “registrants.” With respect to debt securities, the term “issuer” means either Chevron Corporation or CUSA, exclusive of their respective subsidiaries, depending on which registrant is offering the debt securities. The term “issuers” is a collective reference to Chevron Corporation and CUSA. With respect to the guarantees, the term “Guarantor” means Chevron Corporation, exclusive of its subsidiaries, as guarantor of debt securities offered by CUSA.

WHERE YOU CAN FIND MORE INFORMATION

Chevron files annual, quarterly and current reports, proxy statements and other information with the Commission. Chevron’s filings are available to the public over the Internet at its web site (www.chevron.com) or at the Commission’s website (www.sec.gov). Except for the documents specifically incorporated by reference into this prospectus, information contained on Chevron’s website or that of the Commission or that can be accessed through such websites does not constitute a part of this prospectus. Chevron has included its and the Commission’s website address only as an inactive textual reference and does not intend it to be an active link to such websites. Chevron is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested to do so.

The issuers have filed a registration statement on Form S-3 with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the debt securities and guarantees offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows Chevron to “incorporate by reference” into this prospectus the information in documents that the Chevron files with it. This means that the issuers can disclose important information to you by referring you to other documents that they have filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and the information that Chevron files with the Commission after the date hereof will automatically update and may supersede this information. Chevron incorporates by reference the documents listed below and any future filings that Chevron makes with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering of securities by this prospectus, provided, however, that the issuers are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

•	Chevron’s Annual Report on Form 10-K for the year ended December 31, 2022;

•	Chevron’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

•

The information contained in Chevron’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 12, 2023 and incorporated into Part III of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2022; and

•

Chevron’s Current Reports on Form 8-K filed with the Commission on January  27, 2023, January  27, 2023, May  22, 2023, June  2, 2023 and July 26, 2023 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Upon written or oral request, the issuers will provide, without charge, to each person to whom a copy of this prospectus has been delivered, a copy of any or all of the documents described above that have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Requests for copies should be directed to:

Chevron Corporation

6001 Bollinger Canyon Road, Building A, Room 2204

San Ramon, California 94583

Attention: Corporation Treasury (Corporate Finance Division)

Telephone: (925) 842-8062

CHEVRON CORPORATION AND CHEVRON U.S.A. INC.

Chevron Corporation, a Delaware corporation, manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in integrated energy and chemicals operations. Upstream operations consist primarily of exploring for, developing and producing crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; and a gas-to-liquids plant. Downstream operations consist primarily of refining crude oil into petroleum products; marketing of crude oil and refined products; transporting crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives.

Chevron U.S.A. Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Chevron Corporation, and its subsidiaries manage and operate most of Chevron’s U.S. businesses, with assets including those related to the exploration and production of crude oil, natural gas and natural gas liquids and those associated with the refining, marketing, supply and distribution of products derived from petroleum, excluding most of the regulated pipeline operations of Chevron.

Chevron Corporation and CUSA’s executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583 (telephone: (925) 842-1000).

USE OF PROCEEDS

Except as any accompanying prospectus supplement may state, the net proceeds from the sale of debt securities are expected to be used for general corporate purposes, including refinancing a portion of the existing commercial paper borrowings or long-term or short-term debt of Chevron Corporation or its subsidiaries, including, without limitation, CUSA, or financing capital programs of Chevron Corporation or its subsidiaries, including, without limitation, CUSA.

CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION

FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements relating to Chevron’s operations and energy transition plans that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond Chevron’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward- looking statements, which speak only as of the date of any such statement. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the ability to successfully satisfy the requisite closing conditions and consummate the proposed acquisition of PDC Energy, Inc.; the ability to successfully integrate the operations of Chevron and PDC Energy and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to implement capital allocation strategies, including future stock repurchase programs and dividend payments; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” in any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or such accompanying prospectus supplement. Other unpredictable or unknown factors not discussed in any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or such accompanying prospectus supplement could also have material adverse effects on forward-looking statements.

SUMMARIZED FINANCIAL INFORMATION

The following tables, in respect of debt securities to be issued by CUSA and guaranteed by Chevron Corporation, present summarized financial information for Chevron Corporation, as Guarantor, excluding its consolidated subsidiaries, and CUSA, as the issuer, excluding its consolidated subsidiaries (Chevron Corporation and CUSA, with each of its respective consolidated subsidiaries excluded, are herein collectively referred to as the “obligor group”). The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 of Regulation S-X under the Securities Act for the obligor group and is not intended to present the financial position or results of operations of the obligor group in accordance with generally accepted accounting principles as such principles are in effect in the United States.

Both Chevron Corporation and CUSA manage substantially all of their operations through divisions, branches and/or their respective investments in subsidiaries and affiliates for which they provide administrative, financial, management and technology support. Accordingly, the ability of each of Chevron Corporation and CUSA to service their respective debt or guarantee obligations is also dependent upon the earnings of their respective subsidiaries, affiliates, branches and divisions, whether by dividends, distributions, loans or otherwise.

Please refer to the consolidated financial statements of Chevron Corporation in Chevron’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Commission and incorporated by reference into this prospectus and any accompanying prospectus supplement for further financial information regarding Chevron Corporation and its consolidated subsidiaries. Please refer to footnote 6 of the consolidated financial statements of Chevron Corporation in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2022, and footnotes 5 of the consolidated financial statements of Chevron Corporation in Chevron’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as filed with the Commission and incorporated by reference into this prospectus and any accompanying prospectus supplement for further financial information regarding CUSA and its consolidated subsidiaries.

The following summary financial information of Chevron Corporation and CUSA is presented on a combined basis and transactions between the combining entities have been eliminated. Financial information for non-guarantor entities has been excluded.

	Six months ended June 30, 2023	Year ended December 31, 2022
	(Millions of dollars) (unaudited)
Sales and other operating revenues	$49,456	$126,911
Sales and other operating revenues—related party	21,547	50,082
Total costs and other deductions	49,036	121,757
Total costs and other deductions—related party	17,768	43,042
Net income (loss)	$7,531	$15,043

	At June 30, 2023	At December 31, 2022
	(Millions of dollars) (unaudited)
Current assets	$21,056	$28,781
Current assets—related party	13,851	12,326
Other assets	52,738	50,505
Current liabilities	21,225	22,663
Current liabilities—related party	123,815	118,277
Other liabilities	26,273	27,353
Total net equity (deficit)	$(83,668)	$(76,681)

For reference, the following summary financial information of Chevron Corporation and its consolidated subsidiaries, including non-guarantor entities, is presented below:

	Six months ended June 30, 2023	Year ended December 31, 2022
	(Millions of dollars) (unaudited)
Sales and other operating revenues	$96,058	$235,717
Costs and other deductions	82,333	196,578
Net income (loss) attributable to Chevron Corporation	$12,584	$35,465

	At June 30, 2023	At December 31, 2022
	(Millions of dollars) (unaudited)
Current assets	$42,790	$50,343
Other assets	208,989	207,366
Current liabilities	29,847	34,208
Other liabilities	62,634	63,259
Total Chevron Corporation net equity	$158,325	$159,282

For additional information, see the respective consolidated audited and unaudited financial statements of Chevron Corporation referenced above.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Please note that in this section entitled “Description of Debt Securities and Guarantees,” references to Chevron Corporation refer only to Chevron Corporation and not to any of its subsidiaries. References to CUSA refer only to CUSA and not to any of its subsidiaries or any other subsidiaries of Chevron Corporation. The term “issuer” means either Chevron or CUSA, exclusive of their respective subsidiaries, depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to Chevron and CUSA, exclusive of their respective subsidiaries. The term “Guarantor” means Chevron Corporation, exclusive of its subsidiaries, as guarantor of debt securities that may be issued by CUSA.

Chevron Corporation may issue debt securities. The debt securities will be Chevron Corporation’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. CUSA may also issue debt securities. The debt securities will be CUSA’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series of CUSA will have the benefit of a guaranty by Chevron Corporation (each, a “Guaranty” and, collectively, the “Guarantees”). The Guarantees will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the Guarantor. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by the Guarantor pursuant to the CUSA Indenture (as defined below).

The debt securities issued by Chevron Corporation may be issued under an indenture dated as of May 11, 2020, as supplemented by the First Supplemental Indenture, dated as of May 11, 2020 (the “Chevron Indenture”), between Chevron Corporation, as the issuer, and Deutsche Bank Trust Company Americas, as trustee, as may be further supplemented from time to time by one or more supplemental indentures thereto, to be entered into by Chevron Corporation, a trustee, registrar, paying agent and transfer agent, as applicable. The debt securities issued by CUSA may be issued under an indenture dated August 12, 2020, as supplemented by the First Supplemental Indenture, dated as of August 12, 2020, as supplemented by the Second Supplemental Indenture, dated as of January 6, 2021 (the “CUSA Indenture”), among CUSA, as the issuer, Chevron Corporation, as the Guarantor, and Deutsche Bank Trust Company Americas, as trustee, as may be further supplemented from time to time by one or more supplemental indentures thereto, to be entered into by CUSA, Chevron Corporation, a trustee, registrar, paying agent and transfer agent, as applicable. The Chevron Indenture and the CUSA Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If a different trustee, registrar, paying agent, transfer agent or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the Commission at the time they are used. The terms of any series of debt securities and, if applicable, any Guarantees of the debt securities of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the applicable indenture by the Trust Indenture Act of 1939, as amended, referred to herein as the “Trust Indenture Act.”

The following is a general description of the debt securities and, if applicable, the Guarantees of the debt securities that may be offered by this prospectus. This summary is not meant to be a complete description of the debt securities and any applicable Guarantees. The accompanying prospectus supplement will contain the material terms and conditions of the debt securities and, if applicable, the Guarantees of the debt securities offered by such prospectus supplement. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General

The applicable indenture provides for the issuance of debt securities without limitation as to aggregate principal amount. The debt securities may be issued from time to time in one or more series. Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will be unsecured and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the applicable issuer. Accordingly, your ownership of debt securities means you are one of the applicable issuer’s unsecured creditors. The respective indenture does not limit the amount of other indebtedness or securities that may be issued by the applicable issuer or its respective subsidiaries. Current outstanding and additional debt securities of Chevron Corporation will be structurally subordinated to any debt securities issued by CUSA (or any other subsidiaries) and any other indebtedness and liabilities of CUSA (or any other subsidiaries). Debt securities of CUSA will be structurally subordinated to any debt securities issued by its subsidiaries and any other indebtedness and liabilities of its subsidiaries.

Debt securities of a series may be issued in whole or in part in the form of one or more global securities registered in the name of a depository or its nominee and, in such case, beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants. Alternatively, debt securities of a series will be issued in registered form as specified in the terms of the series.

Provisions of the Applicable Indenture

The applicable indenture provides that debt securities may be issued under them from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a certified resolution;

•	the price or prices at which the debt securities will be sold;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•

the date or dates (which may be fixed or floating) on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•

the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon the applicable issuer in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•

the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the applicable issuer’s option and, if other than by a certified resolution, the manner in which any election by such issuer to redeem the debt securities will be evidenced;

•

the applicable issuer’s obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	the name of the applicable trustee under the applicable indenture, if other than as specified above;

•	if other than the applicable trustee, the identity of each security registrar and/or paying agent;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series or amount payable under the Guaranty, if applicable, will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at the applicable issuer’s election or the election of the holder thereof or of the Guaranty, if applicable, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if provisions for the satisfaction and discharge of the applicable indenture other than as set forth therein shall apply to the debt securities of that series;

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the applicable indenture or the method by which such portion shall be determined;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

if other than by a certified resolution, the manner in which any election by the applicable issuer to defease any debt securities of the series pursuant to the applicable indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the applicable indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the applicable indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the applicable trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

in the case of debt securities issued by CUSA, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such Guaranty may be subordinated to other indebtedness of the Guarantor;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the applicable issuer or of the Guarantor;

•	the exchanges or automated quotation systems, if any, on which the debt securities may be listed or traded; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the applicable indenture, except as permitted thereunder).

Interest and Interest Rates

In the applicable prospectus supplement, the applicable issuer will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and at maturity or, if earlier, the applicable redemption date. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

Guaranty

The debt securities of any series of CUSA will be guaranteed by Chevron Corporation. Unless otherwise provided in the prospectus supplement relating to debt securities of any series of CUSA, each series of such debt securities shall be fully and unconditionally guaranteed by the Guarantor as to (i) the prompt payment by CUSA of the outstanding principal of such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, (ii) the prompt payment by CUSA of any interest and any premium payable with respect to the outstanding principal of all such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise and (iii) the payment of all other sums owing from CUSA under such debt securities when and as the same shall become due, all in accordance with the terms of such debt securities and the CUSA Indenture (the payment obligations by Chevron Corporation identified in subparagraphs (i) through (iii) being collectively referred to herein as the “Guaranteed Obligations”). All payments by the Guarantor shall be made in lawful money of the United States of America. Each Guaranty shall be unsecured and unsubordinated indebtedness of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness for borrowed money of the Guarantor.

Each Guaranty shall terminate and be of no further force and effect (i) subject to customary contingent restatement provisions, upon payment in full of the aggregate principal amount of all applicable debt securities then outstanding and all other Guaranteed Obligations of the Guarantor then due and owing or (ii) upon legal or covenant defeasance of the issuer’s obligations in accordance with the terms of the CUSA Indenture or the full satisfaction and discharge of the CUSA Indenture with respect to all series of debt securities issued thereunder; provided that all Guaranteed Obligations incurred to the date of such satisfaction and discharge have been paid in full.

Under the CUSA Indenture, the Guarantor covenants that so long as it has any outstanding obligations under a Guaranty, it will maintain its corporate existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided that the Guarantor may, without violating such covenants, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entirety and thereafter dissolve, if (i) the surviving corporation shall be incorporated and existing under the laws of one of the States of the United States of America, (ii) the surviving corporation assumes, if such corporation is not the Guarantor, all of the obligations of the Guarantor under the applicable Guaranty, (iii) the surviving corporation and issuer are not, after such transaction, otherwise in default under any provisions of the CUSA Indenture and (iv) the trustee receives from the Guarantor an officers’ certificate and an opinion of counsel that the transaction and any supplemental indenture, as the case may be, complies with the applicable provisions of the CUSA Indenture.

Each Guaranty shall provide that in the event of a default in the payment of principal of and any interest and any premium which may be payable by CUSA in respect of the debt securities issued by CUSA, the holder of such debt securities may institute legal proceedings directly against the Guarantor to enforce the Guaranty without proceeding first against CUSA.

Redemption

If specified in the applicable prospectus supplement, the applicable issuer may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, the applicable issuer will notify the applicable trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the applicable trustee in accordance with the depositary’s procedures, in the case of notes represented by a global note, or by lot, in the case of notes that are not represented by a global note. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Unless otherwise specified in a supplemental indenture, notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified or as contemplated by the applicable indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:59 a.m. (New York City time) on the redemption date, the applicable issuer will deposit or cause to be deposited with the applicable trustee or with a paying agent (or, if such issuer is acting as its own paying agent with respect to the debt securities being redeemed, the applicable issuer will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, the applicable issuer will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date, subject to the applicable procedures of the depositary.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by the applicable issuer for such purpose, and such issuer will execute, and the applicable trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by such holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that such holder surrenders.

Covenants of the Applicable Issuer

The respective indenture sets forth limited covenants that will apply to each series of debt securities issued by the applicable issuer under the applicable indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by such issuer or the Guarantor, if applicable, and their respective subsidiaries;

•

limit such issuer’s or the Guarantor’s, if applicable, ability or that of their respective subsidiaries to issue, assume or guarantee debt secured by liens (including in connection with any consolidation or merger);

•	restrict such issuer or the Guarantor, if applicable, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock; or

•	place any restrictions on sale and leaseback transactions.

Certain other debt securities of Chevron Corporation or CUSA outstanding at any time may benefit from one or more of the type of covenants noted above.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the applicable issuer with certain restrictive provisions of the applicable indenture.

Consolidation, Merger and Sale of Assets

The respective indenture provides that the applicable issuer may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of its properties and assets to another person; provided that the following conditions are satisfied:

•

The applicable issuer is the continuing entity, or in the case of the applicable issuer, the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not the applicable issuer) will expressly assume, by supplemental indenture, all of the applicable issuer’s obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing;

•

the Guarantor, if applicable, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guaranty shall apply to such Successor’s obligations under the Securities and the applicable indenture; and

•

the applicable trustee receives from the applicable issuer an officers’ certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the applicable indenture.

If the applicable issuer consolidates or merges with or into any other person or sells, transfers, leases or conveys all or substantially all of its properties and assets in accordance with the applicable indenture, the Successor will be substituted for such issuer in the applicable indenture, with the same effect as if it had been an original party to such indenture. As a result, the Successor may exercise such issuer’s rights and powers under the applicable indenture, as applicable, and such issuer will be released from all its liabilities and obligations under such indenture and under the debt securities.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

The respective indenture defines an event of default with respect to any particular series of debt securities as any one of the following events:

•	default in the payment of interest on any debt securities of a series issued under the applicable indenture for 30 days after becoming due;

•	default in the payment of the principal of or any premium, if any, on any debt securities of a series issued under the applicable indenture at its stated maturity date;

•	default in the deposit of any sinking fund payment when and as due by the terms of any series of securities issued under the applicable indenture;

•

default in the performance or breach of any other covenant or warranty in the applicable indenture (other than a covenant included in the applicable indenture solely for the benefit of any series of debt securities other than that series) for 90 days after notice to the applicable issuer by the applicable trustee or to such issuer and such trustee by the holders of at least twenty-five percent (25%) in principal amount of the debt securities of all series affected;

•	particular events of bankruptcy, insolvency or similar reorganization of the applicable issuer or the Guarantor, if applicable; or

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities. If an event of default with respect to the debt securities of any one or more series occurs and is continuing, the applicable trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the debt securities of each such series may declare the principal amount (or such portion thereof as may be specified in the prospectus supplement relating to any such series) of all of the debt securities of that series, together with any accrued interest, to be immediately due and payable. Under certain conditions, such a declaration may be annulled. Notwithstanding the foregoing, if an event of default pursuant to events of bankruptcy, insolvency or similar reorganization of the applicable issuer or the Guarantor, if applicable, occurs, the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the debt securities shall become and be immediately due and payable without further action or notice on the part of the applicable trustee or any holder.

The respective indenture provides that the applicable trustee shall, within 90 days after the occurrence of a default actually known to such trustee, give the holders of debt securities notice of all uncured defaults actually known to one of its responsible officers (the term “default” to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest on any debt security, such trustee shall be fully protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

The applicable issuer will be required to furnish to the applicable trustee annually a statement by the principal financial officer, the principal executive officer, or the principal accounting officer of the applicable issuer stating whether or not, to the best of his or her knowledge, such issuer is in default in the performance and observance of any of the terms, provisions and conditions under the applicable indenture and, if such issuer is in default, specifying each such default and what actions have been taken to cure such default.

The holders of a majority in principal amount of the outstanding debt securities of all series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The applicable indenture provides that in case an event of default shall occur and be continuing, such trustee shall exercise such of its rights and powers under the applicable indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the applicable trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of such indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the applicable indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Modifications and Waivers

Modification and amendments of the applicable indenture and the debt securities of any series may be made by the applicable issuer, the Guarantor, if applicable, and the applicable trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, premium, if any, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable indenture or the debt security;

•

modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

The applicable issuer, the Guarantor, if applicable, and the applicable trustee may, without the consent of any holders, modify or amend the terms of the applicable indenture and the debt securities of any series with respect to the following:

•	to add to the applicable issuer’s covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon such issuer;

•

to evidence the succession of another person to, and the assumption by the successor of the applicable issuer’s covenants, agreements and obligations under, the applicable indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•

in the case of the CUSA Indenture, to evidence the succession of another corporation to, and the assumption by the successor of the Guarantor’s covenants, agreements and obligations under, the CUSA Indenture pursuant to the covenant described under “—Guaranty”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees or co-obligors for the benefit of holders of the debt securities;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and/or to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	to comply with the roles of any depositary;

•	to secure the debt securities;

•	to add or change any of the provisions of the applicable indenture as necessary to permit the issuance of debt securities in uncertificated form;

•

to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

to supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; or

•

to add to, change or eliminate any of the provisions of the applicable indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

Defeasance and Discharge

The applicable issuer may discharge certain obligations to holders of the debt securities of a series bearing interest at a fixed rate of interest that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. The applicable issuer may direct the applicable trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The applicable indenture provides that the applicable issuer may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from the applicable issuer’s obligations to comply with the restrictive covenants under the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and the fourth and sixth bulleted provision under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the applicable issuer with the applicable trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If the applicable issuer effects covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the applicable trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, the applicable issuer would remain liable to make payment of such amounts due at the time of acceleration.

The applicable issuer will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If the applicable issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

The applicable issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

Governing Law

The indentures, the debt securities and associated Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Deutsche Bank Trust Company Americas shall serve as the initial trustee under each of the indentures.

The applicable indenture provides that there may be more than one trustee under such indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the applicable indenture.

In certain instances, the applicable issuer or the holders of a majority of the then-outstanding principal amount of a series of debt securities may remove a trustee from one or more series of debt securities for which it is a trustee under that indenture and appoint a successor trustee to such series of debt securities.

From time to time, a trustee may also serve as trustee under other indentures relating to debt securities issued by the issuers, the Guarantor or affiliated companies and may engage in commercial transactions with the issuers, the Guarantor and affiliated companies. Further, a trustee may become the owner or pledgee of any of the debt securities for which it is a trustee under the applicable indenture with the same rights and powers it would have if it were not the trustee.

PLAN OF DISTRIBUTION

Debt securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of debt securities.

If debt securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the securities offered by that prospectus supplement. Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts and commissions to be allowed or paid to the underwriters;

•	all other items constituting underwriting compensation;

•	the discounts or concessions to be allowed or reallowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be listed.

Debt securities may be sold directly by the applicable issuer through agents designated by such issuer from time to time. Any agent involved in the offer or sale of securities, and any commission payable by the applicable issuer, as applicable, to such agent, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of securities will be acting on a best efforts basis for the period of its appointment.

If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of debt securities, the underwriters will be obligated to purchase all securities offered if any are purchased.

The applicable issuer and the Guarantor, if a Guaranty is issued, will indemnify any underwriters and agents against, and contribute toward, various civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with or perform services for Chevron and its affiliated companies in the ordinary course of business.

LEGAL MATTERS

The validity of any debt securities and Guaranty offered by Chevron Corporation under this prospectus will be passed upon by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California. The validity of any debt securities offered by CUSA under this prospectus will be passed upon by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. Unless otherwise indicated in the applicable prospectus supplement, Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass on certain legal matters for any underwriters, agents or dealers.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

All amounts reflected in the table below and payable by the applicable issuer are estimated except the SEC registration fee.

SEC Registration Fee	$(1)
Trustee Fees and Expenses	(2)
Rating Agency Fees	(2)
Printing Fees	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rule 456(b).
(2)	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable by the applicable issuer in respect of any offering of debt securities.

Item 15. Indemnification of Directors and Officers

Delaware Registrant—Chevron Corporation

Chevron Corporation is incorporated under the laws of the State of Delaware.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our amended and restated certificate of incorporation provides that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.

Both Article VIII of Chevron’s certificate of incorporation, as amended (“Chevron’s certificate of incorporation”) and Article VIII of Chevron’s by-laws, as amended (“Chevron’s By-Laws” and, together with Chevron’s certificate of incorporation, “Chevron’s organizational documents”) provide for indemnification of its directors, officers, employees and other agents and any person serving or having served, at the request of the corporation, as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan (“corporate servant” or “indemnified person”). Chevron’s organizational documents provide that, to the fullest extent permitted by the DGCL and without limiting any rights of indemnified persons, Chevron shall indemnify any corporate servant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative (“proceedings”), by reason of the fact that the person is or was a corporate servant against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the corporate servant. Chevron’s certificate of incorporation provides that Chevron’s board of directors is authorized, to the extent permitted by the DGCL, to cause the corporation to pay expenses incurred by corporate servants in defending proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of Article VIII of the certificate of incorporation or otherwise. Chevron’s By-Laws provide that Chevron shall pay expenses (including attorney’s fees) by an indemnified person who is a current or former director, officer or employee of Chevron in defending any such proceeding in advance of its final disposition; provided, however, that the advancement of expenses shall be made only upon delivery of an undertaking to Chevron, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses under Chevron’s By-laws or otherwise. All of the above rights are not exclusive of any other right to which any indemnified person may otherwise be entitled.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such a provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under § 174 of the DGCL regarding liability for unlawful dividends or stock repurchases and redemptions, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. Chevron’s certificate of incorporation provides for such limitation of liability in the case of Chevron directors, but does not limit the liability of Chevron officers.

The directors and officers of Chevron are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses not indemnifiable by Chevron Corporation in connection with the defense of actions, suits or proceedings, and certain liabilities not indemnifiable by Chevron Corporation that might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers.

The underwriters or agents on whose behalf the agreement listed as Exhibit 1.1 or 1.2, as applicable, to this registration statement will be executed will agree in such agreement to indemnify directors and officers of Chevron Corporation, and persons controlling Chevron Corporation, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to Chevron

Corporation by any such underwriter or agent or to contribute to payments that may be required to be made in respect of these liabilities.

Pennsylvania Registrant—Chevron U.S.A. Inc.

CUSA is incorporated under the laws of the Commonwealth of Pennsylvania.

Under Section 1741 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”), a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, by reason of the fact that such person is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his or her conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL with respect to expenses (including attorneys’ fees) actually and reasonably incurred by such officer or director in connection therewith.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 (relating to third-party actions) or Section 1742 (relating to derivative and corporate actions) shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the officer or director’s official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against the officer or director or incurred by the officer or director in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify the officer or director against that liability under Subchapter D of Chapter 17 of the PBCL.

As permitted by Section 1713 of the PBCL, Section 2 of the By-Laws of CUSA, as amended and restated effective October 13, 2022 (the “CUSA By-Laws”), provides that, to the fullest extent permitted by law, no director of the corporation will be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, by such director.

Section 6 of the CUSA By-Laws provides for indemnification of its directors, officers, employees and other agents and any person serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, to the fullest extent permitted by law, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of CUSA and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Pursuant to Section 1750 of the PBCL, Section 6 of the CUSA By-Laws provides that such indemnification shall inure to the benefit of the heirs, executors and administrators of any such indemnitee.

The directors and officers of CUSA are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses not indemnifiable by CUSA in connection with the defense of actions, suits or proceedings, and certain liabilities not indemnifiable by CUSA which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers.

The underwriters or agents on whose behalf the agreement listed as Exhibit 1.1 to this registration statement will be executed will agree in such agreement to indemnify directors and officers of CUSA, and persons controlling CUSA, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to CUSA by any such underwriter or agent or to contribute to payments that may be required to be made in respect of these liabilities.

Item 16. Exhibits

1.1	Chevron Corporation Underwriting Agreement Standard Provisions, filed March 8, 2007 as Exhibit 1.1 to Chevron Corporation’s Registration Statement on Form S-3 (File No. 333-141138) and incorporated herein by reference.

1.2	Chevron U.S.A. Inc. Debt Securities, Guaranteed by Chevron Corporation, Underwriting Agreement Standard Provisions, filed August 7, 2020, as Exhibit 1.2 to Chevron Corporation and Chevron U.S.A. Inc.’s Registration Statement on Form S-3 (File No. 333- 242506) and incorporated herein by reference.

3.1	Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and incorporated herein by reference.

3.2	By-Laws of Chevron Corporation, as amended and restated December 7, 2022, filed as Exhibit 3.2 to Chevron Corporation’s Current Report on Form 8-K filed December 8, 2022, and incorporated herein by reference.

3.3	Amended and Restated Articles of Incorporation of Chevron U.S.A. Inc., dated December 31, 2013, filed as Exhibit 3.3 to Chevron Corporation’s Registration Statement on Form S-3 dated August 7, 2020 (File No. 333-242506) and incorporated herein by reference.

3.4*	By-Laws of Chevron U.S.A. Inc., as amended and restated on October 13, 2022.

4.1	Indenture dated May 11, 2020, between Chevron Corporation, as issuer, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K dated May 12, 2020 (File No. 001-00368) and incorporated herein by reference.

4.2	First Supplemental Indenture, dated as of May 11, 2020, between Chevron Corporation, as issuer, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.2 to Chevron Corporation’s Current Report on Form 8-K dated May 12, 2020 (File No. 001-00368) and incorporated herein by reference.

4.3	Indenture, dated as of August 12, 2020, among Chevron U.S.A. Inc., as issuer, Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K dated August 12, 2020 (File No. 001-00368) and incorporated herein by reference.

4.4	First Supplemental Indenture, dated as of August 12, 2020, to the Indenture dated as of August 12, 2020, among Chevron U.S.A. Inc., as issuer, Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.2 to Chevron Corporation’s Current Report on Form 8-K dated August 12, 2020 (File No. 001-00368) and incorporated herein by reference.

4.5	Second Supplemental Indenture, dated as of January 6, 2021, to the Indenture dated as of August 12, 2020, among Chevron U.S.A. Inc., as issuer, Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K dated January 6, 2021 (File No. 001-00368) and incorporated herein by reference.

4.6	Form of Indenture among Chevron U.S.A. Inc., as issuer, Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.2 to Chevron Corporation’s Registration Statement on Form S-3 (File No. 333-242506) and incorporated herein by reference.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP for Chevron Corporation.

5.2*	Opinion of Morgan, Lewis & Bockius LLP for Chevron U.S.A. Inc.

22*	List of Guarantors.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 to this registration statement).

23.3*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2 to this registration statement).

24.1*	Powers of Attorney for directors and certain officers of Chevron Corporation, authorizing the signing of a registration statement on their behalf.

24.2*	Powers of Attorney for directors and certain officers of Chevron U.S.A. Inc., authorizing the signing of a registration statement on their behalf.

25.1*	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company, Americas, as trustee, for the form of indenture with Chevron U.S.A. Inc., as issuer, Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, and Indenture dated May 11, 2020, between Chevron Corporation, as issuer, and Deutsche Bank Trust Company Americas, as trustee.

25.2*	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as trustee, for the Indenture dated as of August 12, 2020, among Chevron U.S.A. Inc., as issuer, Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

107*	Filing Fee Table.

*	Filed in this registration statement

Item 17. Undertakings

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of Chevron’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, including any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on August 3, 2023.

CHEVRON CORPORATION

By	/s/ MICHAEL K. WIRTH
Michael K. Wirth
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 3, 2023.

Principal Executive Officer (and Director)	Directors

/s/ MICHAEL K. WIRTH	/s/ WANDA M. AUSTIN *
Michael K. Wirth Chairman of the Board and Chief Executive Officer	Wanda M. Austin /s/ JOHN B. FRANK *
Principal Financial Officer	John B. Frank

/s/ PIERRE R. BREBER	/s/ ALICE P. GAST*
Pierre R. Breber Vice President and Chief Financial Officer	Alice P. Gast /s/ ENRIQUE HERNANDEZ, JR. *
Principal Accounting Officer	Enrique Hernandez, Jr.

/s/ ALANA K. KNOWLES	/s/ MARILLYN A. HEWSON*
Alana K. Knowles Vice President and Controller	Marillyn A. Hewson /s/ JON M. HUNTSMAN JR.*
Jon M. Huntsman Jr.

/s/ CHARLES W. MOORMAN *
Charles W. Moorman

/s/ DAMBISA F. MOYO *
Dambisa F. Moyo

/s/ DEBRA REED-KLAGES*
Debra Reed-Klages

/s/ D. JAMES UMPLEBY III *
D. James Umpleby III

*By	/s/ MARY A. FRANCIS	/s/ CYNTHIA J. WARNER *
	Mary A. Francis Attorney-In-Fact	Cynthia J. Warner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron U.S.A. Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 3, 2023.

CHEVRON U.S.A. INC.

By	/s/ BRUCE L. NIEMEYER
Bruce L. Niemeyer
President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 3, 2023.

Principal Executive Officer (and Director)	Directors

/s/ BRUCE L. NIEMEYER	/s/ CHRISTOPHER CAVOTE*
Bruce L. Niemeyer President and Director	Christopher Cavote

/s/ KARI H. ENDRIES*
Principal Financial Officer and Principal Accounting Officer	Kari H. Endries

/s/ BETH A. CLAAR	/s/ RODERICK T. GREEN*
Beth A. Claar	Roderick T. Green
Vice President and Treasurer

*By	/s/ MARY A. FRANCIS	/s/ URIEL M. OSEGUERA*
	Mary A. Francis Attorney-In-Fact	Uriel M. Oseguera